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                                                                       EXHIBIT 5

(CMS ENERGY LOGO)

January 31, 2005

Consumers Energy Company
One Energy Plaza
Jackson, MI  49201

Ladies and Gentlemen:

         I am the Assistant General Counsel of CMS Energy Corporation, a Michigan corporation, and have acted as special counsel to Consumers Energy Company ("Consumers") in connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed by Consumers with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $800 million of 4.40% First Mortgage Bonds due 2009, Series N; 5.00% First Mortgage Bonds due 2012, Series O; and 5.50% First Mortgage Bonds due 2016, Series P (the "new bonds") to be issued under the Indenture dated as of September 1, 1945, between Consumers and JPMorgan Chase Bank, N.A. (ultimate successor to City Bank Farmers Trust Company) (the "Trustee"), as supplemented (collectively, the "Indenture"). The new bonds are being exchanged for all of the outstanding 4.40% First Mortgage Bonds due 2009, Series K; 5.00% First Mortgage Bonds due 2012, Series L; and 5.50% First Mortgage Bonds due 2016, Series M (the "old bonds") pursuant to an Exchange Offer. Capitalized terms not otherwise defined herein have the respective meanings specified in the Registration Statement.

         In rendering this opinion, I have examined and relied upon a copy of the Registration Statement. I have also examined, or have arranged for the examination by an attorney or attorneys under my general supervision, originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.

         Based on the foregoing it is my opinion that:

         1. Consumers is duly incorporated and validly existing under the laws of the State of Michigan.

         2. Consumers has the corporate power and authority to authorize and deliver the new bonds pursuant to the Indenture.

         3. The new bonds will be legally issued and binding obligations of Consumers (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in

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                  a proceeding in equity or at law) when (i) the Registration
                  Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act, and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;
                  (ii) an appropriate prospectus with respect to the new bonds shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; and (iii) the new bonds shall be duly authenticated by the Trustee and the new bonds shall have been delivered to those holders of old bonds in exchange for such old bonds pursuant to the Exchange Offer.

         For purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to Consumers and that such laws will be the only laws applicable to Consumers.

         I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the exchange of the new bonds for the old bonds.

         I am a member of the bar of the State of Michigan and I express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal law of the United States of America.

         I hereby consent to the filing of this opinion as an exhibit to Consumers' Registration Statement relating to the new bonds and to all references to me included in or made a part of the Registration Statement.

                                                   Very truly yours,

                                                   /s/ Robert C. Shrosbree

                                                   Robert C. Shrosbree